NEWS RELEASE





                  ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC. CEO
                      ISSUES UPDATE LETTER TO SHAREHOLDERS


CONCORD, Ontario, July 14 /PRNewswire-FirstCall/ -- Environmental Solutions Worldwide Inc. (OTC Bulletin Board: ESWW) (Frankfurt Stock Exchange FWB: EOW) announced today that David J. Johnson, President and CEO sent the following open letter to its shareholders:



Fellow Shareholders,

Subsequent the long haul to secure our initial Active Level III California Air Resources Board (CARB) Verifications in the 3rd and 4th quarter of 2009 for both On-road and Off-road diesel powered vehicle and equipment applications, the stage was finally set for ESW to enter into the diesel emissions retrofit marketplace providing viable and economic solutions. The Company's Therma Cat(TM) Active Diesel Particulate Filter Plus system, which we believe is more efficient and cost effective than current conventional catalytic conversion systems, has been installed on everything from school buses, trucks, cranes and construction equipment to armored vehicles. Further, it is our view that we have the best CARB Verified Active Level II Plus system available in the market today, which is echoed by our growing sales and the ratio of competitive bids we are winning.

In the nine months period that has followed the final approval in August 2009 great strides have been made in growing our customer base and development of Therma Cat(TM) applications. Many of the orders that the company has received since this time do not warrant individual announcements but collectively we believe they are significant as our customers have given exploratory orders to confirm that our products deliver what the Company states. We anticipate in the 3rd quarter of 2010 that the early Therma Cat(TM) orders will indeed become significant. In the interim, the Company is continuing its program of broadening the scope of the existing Therma Cat(TM) technology verifications with CARB to cover a wider demographic of applications and expects to announce the success of these ongoing programs when they materialize.


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The Company's Xtrm Cat(TM) Marine and Locomotive diesel engine retrofit emissions technology has continued to prosper in this new and exciting emerging market as we make inroads and sales of the Xtrm Cat(TM) into what we believe are highly visible and significant applications. In November of 2009 we announced the $2m grant to apply 13 Xtrm Cat's(TM) into a fleet of inland marine vessels operating on the Mississippi River corridor. This program, one of the largest single applications of retrofit emission reduction technology in the history of the industry, has proven to be extremely successful with on-ship EPA testing demonstrating meaningful emissions reductions above the originally anticipated levels. Based on the success of this demonstration program, we are currently moving the Xtrm Cat(TM) through the EPA Certification program with the expectation of the technology culminating to a full product Certification in the 4th quarter.

In order to meet the retrofits industry's growing demand for technology based on the ever expanding CARB/EPA regulations; the Company made the strategic decision to engage with a major Original Equipment Manufacturers (OEM's) components/systems manufacturer combining our Therma Cat(TM) with their OEM based Oxides of Nitrogen (NOx) reduction system. In order to meet the upcoming regulations for NOx reductions in the retrofit market, a combination of Particulate Matter (PM) and NOx reductions in one system will be required. Our Therma Cat(TM) was chosen by our new partner as the technology of choice based on the wide demographic of engine applications we achieved in our CARB Verifications and the Therma Cat's(TM) diversity. We are currently working towards the launch of a number of high profile demonstrations with CARB of the combined systems, and are looking forward to announcing the relationship and the success of this program in the future.

We have seen a substantial increase in our distributor network in the past months across North America. We started the first quarter of this year with 17 distributors and are currently signing on the average of two new distributors a month as the success of the Company's products gain customer acceptance. As of today, we have a total of 36 independent contracted distributors with over 230 individual locations. All of the distributors have been trained and certified to install our products on their customer's vehicles and construction equipment. We believe the growing success of our distribution network is based on the proficiency and stature of the companies joining the program.

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The first quarter 2010 was in line with our expectations as production capacity was being expanded to facilitate the expected sales volume. Over this period, the Company addressed the lack of working capital to run sales up to meet customer demand. To this end, we raised $3m in a private placement and simultaneously arranged a $4m rolling credit line with the Canadian Imperial Bank of Commerce (CIBC) backed by Export Development Canada (EDC). The Company is also taking the necessary proactive steps to support any future sales of significant single orders with the support of the CIBC and EDC over and above the current operating credit line. Subsequent to these events, all debenture holders have converted their debt into equity reducing ESW balance sheet debt.

I would like to thank you, our shareholders, for your continued support and patience as we have transitioned from a research/Intellectual Property (IP) company into a manufacturing company that has an exciting future in the diesel emissions retrofit market. To this end, I am delighted to report that Q2 2010 is expected to be cash flow positive, and I anticipate continued performance improvement in the second half of the year.

It is our view that ESW is in a unique position in the catalytic conversion market. Our CARB/EPA recognized test facility located in Pennsylvania remains at the forefront of the development and improvement of emission reduction technologies and will continue to be a meaningful entity in the Company. Our testing facility has begun to attract a number of OEM's requiring engine, emissions and vehicle testing for CARB/EPA certifications, as well as research and development projects. In Toronto our manufacturing facility is being positioned to accommodate increased annualized production in excess of $75m before we need to expand production capacity.

It is at this stage that I would like to address shareholder value. We believe that the Over The Counter Bulletin Board (OTC:BB) no longer meets the requirement of our shareholders and our growing international Company and is a barrier to new entrants who would like to participate in our future growth but will not invest on this platform. The Company's management and Board of Directors are presently doing the necessary due diligence of investigating the options to list ESW on the Toronto Stock Exchange (TSX) and or the American Stock Exchange (AMEX). It is our expectation that this move will help to facilitate a much broader shareholder audience as well as open the Company to participation by investment funds.

In January of 2010, we were delighted to announce the appointment of our new Chairman Mr. Elbert O. Hand, who brings to the Board a wealth of corporate knowledge. Furthermore, Mr. Hand brings experience in the 'Big Board' public arena that we believe is required at this stage of our development.

The Board has also taken the step of appointing Cameron Associates to manage our investor and public relations. This New York based group comes with the highest recommendations. Based on anticipated growth, we believe the Company has reached the appropriate juncture to have a professional communication adviser with reach into new investment markets and to keep the shareholders up to date with significant developments. As an integral part of our communication strategy, we have been hard at work creating a new updated website. This new website is intended not only showcase the Company's products and services but also to provide a portal of information for investor news and market dynamics. The new website, which is expected to launch in the 3rd quarter, is being designed to give our growing distributors the ability to virtually build and order the products online speeding up the order to delivery process.

Our technology has the potential for global reach and in further announcements I expect to clarify our plans to develop markets outside North America with strategic alliances. In summary, we believe ESW is in a world leadership technology position in the diesel emissions retrofit market with applications onto a vast cross section of engines and platforms. This is a multibillion-dollar industry; and we project that over the next few years the Company will be able to achieve significant inroads into this growth area where emission regulations and enforcement is on most governments' agendas.

Again thank you for your patience and support.

ABOUT ENVIRONMENTAL SOLUTIONS WORLDWIDE INC. Headquartered in Concord, Ontario, Environmental Solutions Worldwide, Inc. is a publicly traded company engaged through its wholly owned subsidiaries ESW Canada, Inc. and ESW America, Inc. (the ESW Group of Companies) in the design, development, ISO 9001:2000 certified manufacturing and sales of technologies for both the environmental control and military sectors. The ESW Group of Companies currently manufacture and market a diversified line of catalytic emission control products and support technologies for diesel, gasoline and alternative fueled engines. The ESW Group of Companies also operates a comprehensive EPA/CARB & MSHA recognized emissions testing and verification laboratory. For updated information, please visit the Company's Web site at: www.cleanerfuture.com For updated information about our military division, please visit the Company's Web site at: www.eswmilitarytech.com


SAFE HARBOR This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (The "Act"). In particular, when used in the preceding discussion, the words "pleased" "plan," "confident that," "believe," "expect," or "intend to," and similar conditional expressions are intended to identify forward looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, general acceptance of the Company's products and technologies, competitive factors, the ability to successfully complete additional financings and other risks described in the Company's SEC reports and filings.


FOR MORE INFORMATION CONTACT:
Kevin McGrath
Cameron Associates
212 245-4577
kevin@cameronassoc.com